UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

WESTELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of Westell Technologies, Inc. (the “Company”) was held on September 24, 2012. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1-Election of Directors:

Each person duly elected at the Annual Meeting to serve as a director until the Company’s 2013 Annual Meeting of Stockholders received the number of votes indicated beside his or her name below.

Nominee	For	Withheld	Broker Non-Vote
Richard S. Gilbert	80,976,592	1,503,797	16,517,087
Kirk R. Brannock	81,174,656	1,305,733	16,517,087
Robert W. Foskett	74,035,927	8,444,462	16,517,087
James M. Froisland	80,898,530	1,581,859	16,517,087
Dennis O. Harris	80,949,652	1,530,737	16,517,087
Martin D. Hernandez	81,045,378	1,435,011	16,517,087
Eileen A. Kamerick	81,355,429	1,124,960	16,517,087
Robert C. Penny III	79,219,704	3,260,685	16,517,087

Proposal 2-Ratification of the appointment of Ernst &Young LLP, independent auditors, as auditors for the fiscal year ending March 31, 2013. This proposal was approved.

	For	Against	Abstain
Appointment of independent auditors	97,890,926	784,647	321,903

Proposal 3-Advisory Vote to approve Executive Compensation, as described in the proxy materials. This proposal was approved.

	For	Against	Abstain	Broker Non-Vote
Advisory Vote to approve Executive Compensation	81,027,495	1,389,271	63,623	16,517,087

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: September 25, 2012	By:	/s/ Brian S. Cooper
Brian S. Cooper
Chief Financial Officer, Treasurer and Secretary